Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS FOURTH QUARTER RESULTS

AND INCREASES QUARTERLY DIVIDEND BY 9%

ANNAPOLIS, MD, February 21, 2013 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended December 31, 2012.

HIGHLIGHTS

•

Pro Forma RevPAR – 5.5% increase for comparable 10-hotel portfolio over the same period in 2011. Excluding the impact of certain non-recurring events that occurred during the quarter, pro forma RevPAR increase would have been between 7.75% – 8.00%.

•	Pro Forma Adjusted Hotel EBITDA Margin – 150 basis point increase for comparable 10-hotel portfolio over the same period in 2011.

•	Acquisitions – Acquired the 222-room The Hotel Minneapolis, Autograph Collection in Minneapolis, Minnesota for $46.0 million.

•	Equity offerings – Subsequent to year end, successfully completed a $173.0 million common share offering.

•

Financings – Amended its revolving credit facility, increasing facility size, reducing cost of borrowings, and extending the initial term. Subsequent to year end, closed on a $32.0 million mortgage loan.

•	Dividends – Increased first quarter 2013 dividend by 9% to $0.24 per common share (4.3% annualized yield based on the closing price of the Trust’s common shares on February 20, 2013).

“The successful common share offering completed subsequent to year end was an important milestone for us,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “With the offering, we have now been able to achieve a market

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

capitalization in excess of $1 billion. We are very proud of the progress we have made since Chesapeake completed its IPO in January 2010. In the three years since, we’ve been able to assemble an impressive portfolio of 15 hotels located in top markets across the United States. With this latest equity offering, we have enhanced our ability to continue taking advantage of attractive acquisition opportunities as we proceed through 2013.”

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three months and year ended December 31, 2012 (in millions, except per share amounts):

	Three months ended December 31,		Year ended December 31,
	2012(1)	2011(2)	2012(3)	2011(4)
Total revenue	$85.1	$56.1	$278.3	$172.2

Net income available to common shareholders	$7.5	$2.9	$22.8	$9.0
Net income per diluted common share	$0.19	$0.09	$0.66	$0.30

FFO available to common shareholders	$15.9	$9.2	$51.5	$27.2
FFO per diluted common share	$0.40	$0.29	$1.51	$0.92

AFFO available to common shareholders	$16.0	$10.1	$54.8	$32.7
AFFO per diluted common share	$0.41	$0.32	$1.61	$1.11

Corporate EBITDA	$23.8	$14.4	$77.6	$40.5

Adjusted Corporate EBITDA	$24.0	$15.3	$80.9	$46.0

(1)	Includes results of operations of 14 hotels for the full period and one hotel for part of the period.
(2)	Includes results of operations of 10 hotels for the full period and one hotel for part of the period.
(3)	Includes results of operations of 11 hotels for the full period and four hotels for part of the period.
(4)	Includes results of operations of five hotels for the full period and six hotels for part of the period.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons, on a pro forma basis, of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 10 of the Trust’s 15 hotels owned as of December 31, 2012. The key operating metrics do not include operating results for the Holiday Inn New York City Midtown – 31st Street, as the hotel opened for business on January 19, 2012; the Hotel Adagio San Francisco, as the hotel was under renovation during the period; and the W Chicago – Lakeshore, the Hyatt Regency Mission Bay Spa and Marina, and The Hotel Minneapolis, Autograph Collection, as these hotels were acquired during 2012. The following is a summary of the key operating metrics for the three months and year ended December 31, 2012 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended December 31,			Year ended December 31,
	2012	2011	Change	2012	2011	Change
Pro forma occupancy	74.6%	74.2%	40 bps	79.0%	77.4%	160 bps
Pro forma ADR	$187.43	$178.67	4.9%	$187.70	$176.04	6.6%
Pro forma RevPAR	$139.90	$132.57	5.5%	$148.28	$136.23	8.8%

Pro forma Adjusted Hotel EBITDA	$19,786	$18,121	9.2%	$79,082	$68,600	15.3%
Pro forma Adjusted Hotel EBITDA Margin	33.6%	32.1%	150 bps	34.1%	31.8%	230 bps

Pro forma RevPAR increase for the fourth quarter 2012 was negatively impacted by (1) cancellations related to travel disruptions caused by Superstorm Sandy in October 2012, (2) the early addition of 35 guestrooms at the W Chicago – City Center on October 19, 2012, which were originally scheduled to open January 1, 2013, and (3) the disruption from the renovation of the lobby and public spaces at the Le Meridien San Francisco. Excluding the estimated impact from these events, pro forma RevPAR increase for the fourth quarter 2012 and for the year ended December 31, 2012 would have been between 7.75% – 8.00% and between 9.4% – 9.5%, respectively.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

INVESTING ACTIVITY

On October 30, 2012, the Trust acquired the 222-room The Hotel Minneapolis, Autograph Collection located in Minneapolis, Minnesota for approximately $46.3 million, including acquired working capital. The Trust funded the acquisition with a borrowing under its revolving credit facility. The Trust entered into a management agreement with a subsidiary of HEI Hotels & Resorts to manage the hotel.

FINANCING ACTIVITY

On October 25, 2012, the Trust amended its credit agreement by (1) increasing the maximum size of the secured revolving credit facility, (2) lowering the interest rate spread over LIBOR charged on outstanding borrowings, and (3) extending the initial term. The amended credit agreement increases the maximum amount the Trust may borrow under the secured revolving credit facility from $200.0 million to $250.0 million, and also provides for the possibility of further future increases, up to a maximum of $375.0 million, in accordance with certain terms. The $50.0 million increase resulted from $25.0 million commitments provided by two new banks, PNC Bank, N.A. and TD Bank, N.A. The actual amount that the Trust can borrow under the secured revolving credit facility continues to be based on the value of the Trust’s hotels included in the borrowing base, as defined in the amended credit agreement. The interest rate spread over LIBOR for borrowings under the secured revolving credit facility was reduced by 100 basis points to LIBOR, plus

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

1.75% – 2.75% (the spread over LIBOR based on the Trust’s consolidated leverage ratio). The initial term of the amended credit agreement will now expire in April 2016, but the term may be extended for one year subject to satisfaction of certain customary conditions. The amended credit agreement effected no other significant changes to the financial covenants, including the leverage and coverage ratios and minimum tangible net worth requirement, or other business terms of the secured revolving credit facility, as compared to those in effect prior to the amendment.

DIVIDENDS

On October 15, 2012, the Trust paid dividends in the amounts of $0.22 per share to its common shareholders and $0.4736 per share to its preferred shareholders, both of record as of September 28, 2012. On December 13, 2012, the Trust declared dividends in the amounts of $0.22 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of December 31, 2012. Both dividends were paid on January 15, 2013.

On February 21, 2013, the Trust declared dividends in the amounts of $0.24 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of March 29, 2013. The dividends will be paid on April 15, 2013.

POST-QUARTER ACTIVITY

On February 6, 2013, the Trust completed an underwritten public offering of 8,337,500 common shares, including 1,087,500 shares sold pursuant to the underwriters’ exercise of their option to purchase additional shares. The Trust generated net proceeds of approximately $165.8 million after deducting underwriting fees and estimated offering costs. The Trust used a portion of the net proceeds of the offering to repay outstanding borrowings under its revolving credit facility and intends to use the remaining net proceeds to invest in future acquisitions of hotels and for general corporate purposes.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

On February 15, 2013, the Trust closed on a $32.0 million, 10-year fixed-rate mortgage loan. The loan carries a fixed interest rate of 4.11% per annum, with principal and interest based on a 30-year amortization. Proceeds from the loan will be used to invest in future acquisitions of hotels and for general corporate purposes.

As of February 21, 2013, after taking into consideration the recent common share offering and financing activity, and the pending acquisition of the Hyatt Place New York Midtown South, the Trust had approximately $350 million of remaining investment capacity based on its targeted leverage levels.

2013 OUTLOOK

Based on the operating trends and fundamentals of the Trust’s current 15-hotel portfolio and the Trust’s anticipated performance for the Hyatt Place New York Midtown South, the acquisition of which is expected to close at the end of the first quarter 2013, the Trust estimates these assets will produce the following results for the first quarter and full year 2013 (in millions, except per share amounts):

	First Quarter 2013 Outlook		Full Year 2013 Outlook
	Low	High	Low	High
Pro forma RevPAR increase over 2012(1)	3.5%	4.5%	5.0%	7.0%
Net income (loss) available to common shareholders, excluding amounts attributable to unvested time-based awards	$(5.9)	$(5.2)	$32.7	$36.4
Adjusted Hotel EBITDA	$14.5	$15.0	$120.3	$124.3
AFFO per diluted share	$0.12	$0.14	$1.56	$1.64

(1)	For the current 15-hotel portfolio.

The Trust’s 2013 outlook assumes no additional acquisitions, other than the Hyatt Place New York Midtown South acquisition described above. See the accompanying financial tables for historical pro forma hotel operating results for the Trust’s current 15-hotel portfolio.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

NON-GAAP FINANCIAL MEASURES

The Trust reports the following seven non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, (6) Adjusted Hotel EBITDA and (7) Adjusted Hotel EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONFERENCE CALL

The Trust will host a conference call on Thursday, February 21, 2013 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 92770071. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on February 28, 2013. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 92770071. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 15 hotels with an aggregate of 4,722 rooms in seven states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing and to-be-acquired hotels and the Trust’s 2013 outlook. Such forward-looking statements include, but are not limited to, the expectation that the acquisition described will be consummated and within the timetable anticipated and the contemplated use of proceeds of its recent common share offering and financing activity. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 21, 2013, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2012	2011

ASSETS
Property and equipment, net	$1,107,722	$879,224
Intangible assets, net	39,382	39,982
Cash and cash equivalents	33,194	20,960
Restricted cash	23,460	15,034
Accounts receivable, net	8,384	6,302
Prepaid expenses and other assets	14,056	4,370
Deferred financing costs, net	6,630	5,266

Total assets	$1,232,828	$971,138

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$405,208	$407,736
Accounts payable and accrued expenses	34,868	21,475
Other liabilities	25,944	21,798

Total liabilities	466,020	451,009

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares and no shares issued and outstanding, respectively ($127,422 liquidation preference)	50	—
Common shares, $.01 par value; 400,000,000 shares authorized; 39,763,930 shares and 32,161,620 shares issued and outstanding, respectively	398	322
Additional paid-in capital	799,278	543,861
Cumulative dividends in excess of net income	(32,089)	(22,924)
Accumulated other comprehensive loss	(829)	(1,130)

Total shareholders’ equity	766,808	520,129

Total liabilities and shareholders’ equity	$1,232,828	$971,138

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)
REVENUE
Rooms	$61,871	$40,967	$210,265	$128,730
Food and beverage	19,374	13,389	57,673	37,781
Other	3,855	1,774	10,338	5,680

Total revenue	85,100	56,130	278,276	172,191

EXPENSES
Hotel operating expenses:
Rooms	14,862	9,562	48,159	30,110
Food and beverage	13,928	9,224	41,678	27,682
Other direct	1,944	899	5,137	2,785
Indirect	27,628	18,638	90,868	55,550

Total hotel operating expenses	58,362	38,323	185,842	116,127
Depreciation and amortization	8,509	6,312	28,931	18,382
Air rights contract amortization	130	130	520	520
Corporate general and administrative:
Share-based compensation	817	808	3,165	3,094
Hotel acquisition costs	77	811	2,994	5,081
Other	1,874	1,674	8,132	6,902

Total operating expenses	69,769	48,058	229,584	150,106

Operating income	15,331	8,072	48,692	22,085

Interest income	103	5	199	145
Interest expense	(5,361)	(4,863)	(20,976)	(12,868)
Loss on early extinguishment of debt	—	—	—	(208)

Income before income taxes	10,073	3,214	27,915	9,154

Income tax expense	(186)	(273)	(738)	(118)

Net income	9,887	2,941	27,177	9,036

Preferred share dividends	(2,422)	—	(4,413)	—

Net income available to common shareholders	$7,465	$2,941	$22,764	$9,036

EARNINGS PER SHARE:

Net income available to common shareholders	$7,465	$2,941	$22,764	$9,036
Less: Dividends declared on unvested time-based awards	(75)	(61)	(177)	(242)
Less: Undistributed earnings allocated to unvested time-based awards	—	—	—	—

Net income available to common shareholders, excluding amounts attributable to unvested time-based awards	$7,390	$2,880	$22,587	$8,794

Net income per common share - basic and diluted	$0.19	$0.09	$0.66	$0.30

Weighted-average number of common shares outstanding - basic and diluted	39,391,677	31,794,886	34,048,752	29,413,841

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2011

Cash flows from operating activities:
Net income	$27,177	$9,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,931	18,382
Air rights contract amortization	520	520
Ground lease asset amortization	80	20
Deferred financing costs amortization	2,081	2,189
Premium on mortgage loan amortization	(211)	(105)
Unfavorable contract liability amortization	(392)	(98)
Loss on early extinguishment of debt	—	208
Share-based compensation	3,165	3,094
Changes in assets and liabilities:
Accounts receivable, net	(197)	1,371
Prepaid expenses and other assets	18	(363)
Accounts payable and accrued expenses	6,552	2,472
Other liabilities	13	(18)

Net cash provided by operating activities	67,737	36,708

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(231,051)	(483,702)
Deposit on hotel acquisition	(700)	—
Receipt of deposit on hotel acquisition	—	2,000
Improvements and additions to hotels	(23,847)	(3,389)
Investment in hotel construction loan	(7,810)	—
Change in restricted cash	(7,051)	(6,900)

Net cash used in investing activities	(270,459)	(491,991)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	132,756	230,291
Proceeds from sale of preferred shares, net of underwriting fees	121,062	—
Payment of offering costs related to sale of common and preferred shares	(647)	(491)
Borrowings under revolving credit facility	198,000	292,000
Repayments under revolving credit facility	(293,000)	(192,000)
Proceeds from issuance of mortgage debt	95,000	225,000
Principal prepayment on mortgage debt	—	(60,000)
Scheduled principal payments on mortgage debt	(2,317)	(781)
Payment of deferred financing costs	(3,445)	(4,920)
Purchase of interest rate cap	—	(262)
Payment of dividends to common shareholders	(29,290)	(22,936)
Payment of dividends to preferred shareholders	(2,368)	—
Repurchase of common shares	(795)	(209)

Net cash provided by financing activities	214,956	465,692

Net increase in cash	12,234	10,409
Cash and cash equivalents, beginning of period	20,960	10,551

Cash and cash equivalents, end of period	$33,194	$20,960

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the three months and year ended December 31, 2012 and 2011:

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011

Net income available to common shareholders, excluding amounts attributable to unvested time-based awards		$7,390	$2,880	$22,587	$8,794
Add:	Depreciation and amortization	8,509	6,312	28,931	18,382

FFO available to common shareholders		15,899	9,192	51,518	27,176

Add:	Hotel acquisition costs	77	811	2,994	5,081
	Non-cash amortization(1)	61	60	242	470

AFFO available to common shareholders		$16,037	$10,063	$54,754	$32,727

FFO per common share - basic and diluted		$0.40	$0.29	$1.51	$0.92
AFFO per common share - basic and diluted		$0.41	$0.32	$1.61	$1.11

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months and year ended December 31, 2012 and 2011:

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011

Net income		$9,887	$2,941	$27,177	$9,036
Add:	Depreciation and amortization	8,509	6,312	28,931	18,382
	Interest expense	5,361	4,863	20,976	12,868
	Loss on early extinguishment of debt	—	—	—	208
	Income tax expense	186	273	738	118
Less:	Interest income	(103)	(5)	(199)	(145)

Corporate EBITDA		23,840	14,384	77,623	40,467

Add:	Hotel acquisition costs	77	811	2,994	5,081
	Non-cash amortization(1)	61	60	242	470

Adjusted Corporate EBITDA		$23,978	$15,255	$80,859	$46,018

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin for the Trust’s comparable 10-hotel portfolio for the three months and year ended December 31, 2012 and 2011:

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
Total revenue		$58,833	$56,489	$231,718	$215,819
Less:	Total hotel operating expenses	38,978	38,298	152,358	147,169

Hotel EBITDA		19,855	18,191	79,360	68,650

Less:	Non-cash amortization(1)	(69)	(70)	(278)	(50)

Adjusted Hotel EBITDA		$19,786	$18,121	$79,082	$68,600

Adjusted Hotel EBITDA Margin		33.6%	32.1%	34.1%	31.8%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the three months ending March 31, 2013:

		Three Months Ending March 31, 2013
		Low	High

Total revenue		$69,200	$70,400
Less:	Total hotel operating expenses	54,630	55,330

Hotel EBITDA		14,570	15,070

Less:	Non-cash amortization(1)	(70)	(70)

Adjusted Hotel EBITDA		$14,500	$15,000

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net loss available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the three months ending March 31, 2013:

		Three Months Ending March 31, 2013
		Low	High

Net loss available to common shareholders, excluding amounts attributable to unvested time-based awards		$(5,880)	$(5,230)
Add:	Depreciation and amortization	8,800	8,800

FFO available to common shareholders		2,920	3,570

Add:	Hotel acquisition costs	2,470	2,470
	Non-cash amortization(1)	60	60

AFFO available to common shareholders		$5,450	$6,100

FFO per diluted common share		$0.07	$0.08

AFFO per diluted common share		$0.12	$0.14

Weighted-average number of diluted common shares outstanding		44,403	44,403

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2013:

		Year Ending December 31, 2013
		Low	High

Total revenue		$368,800	$376,100
Less:	Total hotel operating expenses	248,280	251,580

Hotel EBITDA		120,520	124,520

Less:	Non-cash amortization(1)	(270)	(270)

Adjusted Hotel EBITDA		$120,250	$124,250

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net income available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the year ending December 31, 2013:

		Year Ending December 31, 2013
		Low	High

Net income available to common shareholders, excluding amounts attributable to unvested time-based awards		$32,680	$36,380
Add:	Depreciation and amortization	37,880	37,880

FFO available to common shareholders		70,560	74,260

Add:	Hotel acquisition costs	2,470	2,470
	Non-cash amortization(1)	250	250

AFFO available to common shareholders		$73,280	$76,980

FFO per diluted common share		$1.50	$1.58

AFFO per diluted common share		$1.56	$1.64

Weighted-average number of diluted common shares outstanding		47,015	47,015

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

SUPPLEMENTAL PRO FORMA HOTEL OPERATING RESULTS

(in thousands, except pro forma ADR and pro forma RevPAR)

(unaudited)

The following table includes pro forma 2012 hotel operating results for the Trust’s current 15-hotel portfolio:

	Three Months Ended				Year Ended December 31, 2012
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012

Pro forma occupancy	71.0%	82.2%	85.6%	74.9%	78.4%
Pro forma ADR	$163.71	$197.58	$196.63	$188.08	$187.45
Pro forma RevPAR	$116.17	$162.36	$168.31	$140.81	$146.92

Pro forma total revenue	$67,869	$92,250	$95,365	$86,301	$341,785
Less: Pro forma total hotel operating expenses	54,261	60,454	62,070	59,064	235,849

Pro forma Hotel EBITDA	$13,608	$31,796	$33,295	$27,237	$105,936

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date

1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	188	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio San Francisco	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	46.00	October 30, 2012

			4,722	$1,156.00